Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months Ended
March 31, 2018

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, EVP - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FIRST QUARTER 2018
Results In-line With Expectations - Guidance Maintained

CHATTANOOGA, Tenn. (April 26, 2018) – CBL Properties (NYSE:CBL) announced results for the first quarter ended March 31, 2018. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended March 31,
	2018	2017	%
Net income (loss) attributable to common shareholders per diluted share	$(0.06)	$0.13	(146.2)%
Funds from Operations ("FFO") per diluted share	$0.42	$0.53	(20.8)%
FFO, as adjusted, per diluted share (1)	$0.42	$0.52	(19.2)%
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

KEY TAKEAWAYS:

•
Same-center sales per square foot for the stabilized mall portfolio during the first quarter increased 4.1% compared with the prior-year quarter. For the twelve months ended March 31, 2018, same-center sales were $376 per square foot.

•
FFO per diluted share, as adjusted, was $0.42 for the first quarter 2018, compared with $0.52 per share for the first quarter 2017. First quarter 2018 was impacted by approximately $0.01 per share of dilution from asset sales completed in 2017, $0.05 per share of lower property NOI, lower outparcel sales of $0.02 per share, $0.03 per share higher corporate interest expense offset by $0.04 lower property level interest expense and $0.01 higher G&A expense primarily related to lower capitalized overhead, a one-time favorable accrual adjustment in the prior-year period as well as comparatively higher legal expense.

•	Total Portfolio Same-center NOI declined 6.8% for the first quarter 2018.

•	Portfolio occupancy was 91.1% as of March 31, 2018, compared with 92.1% as of March 31, 2017. Same-center mall occupancy was 89.5% as of March 31, 2018 compared with 90.4% as of March 31, 2017.

•	CBL completed gross asset sales of $12.3 million during the first quarter and in April entered into a binding contract for the sale of a Tier 3 mall for a gross sales price of $18.0 million.

•	Redevelopment activity is underway at eight properties, including five anchor redevelopments.

1

"First quarter results were in-line with expectations and, as anticipated, reflect the impact from 2017 and 2018 bankruptcies and rent reductions,” said Stephen Lebovitz, CBL's president & CEO.  "We were encouraged by the solid 4.1% increase in retail sales in our portfolio during the first quarter and reports from a number of brands citing marked improvement in both traffic and sales, which should lead to improved leasing metrics later in the year.  Operationally, our focus in 2018 is stabilizing revenues as well as diversifying income by adding more dining, entertainment, value and service users.
"While we are disappointed with the news of Bon-Ton liquidating, we have been proactive by preparing for this outcome.  We have identified replacement tenants for the majority of our locations and have several in advanced negotiations, including one lease already executed with a supermarket that will require zero investment by CBL.  We are estimating a total investment of $60 - $90 million for the replacement of the Bon-Ton stores in our portfolio over several years. We had already incorporated expected rent loss, including any co-tenancy impact, in our guidance for the year and are on-track to perform within that range.
            "Actively managing our balance sheet to maximize liquidity and lengthen maturities is a top priority for us.  We are expecting to complete the refinancing of the loan secured by CoolSprings Galleria shortly.  We are also holding preliminary discussions to complete early refinancings of our unsecured term loan and line of credit that mature in 2019 and 2020, respectively, which will put us in an even stronger financial position and provide further flexibility to execute our strategies."
Net loss attributable to common shareholders for the first quarter 2018 was $10.3 million, or $(0.06) per diluted share, compared with net income of $22.9 million, or $0.13 per diluted share, for the first quarter 2017.
FFO allocable to common shareholders, as adjusted, for the first quarter 2018 was $72.2 million, or $0.42 per diluted share, compared with $88.4 million, or $0.52 per diluted share, for the first quarter 2017. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the first quarter 2018 was $83.8 million compared with $103.0 million for the first quarter 2017.

Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended March 31, 2018
Portfolio same-center NOI	(6.8)%
Mall same-center NOI	(7.2)%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight-line rents, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the quarter ended March 31, 2018, include:

•	Same-center NOI declined $11.2 million, due to a $10.5 million decrease in revenue and a $0.7 million increase in operating expenses.

•	Minimum rents and tenant reimbursements declined $9.5 million during the quarter, primarily related to store closures and rent concessions for tenants in bankruptcy.

•	Percentage rents declined $0.2 million compared with the prior year quarter.

•	Other rents and other income declined $0.8 million.

•	Property operating expenses decreased $1.3 million, maintenance and repair expense increased $1.7 million, and real estate tax expenses increased $0.3 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of March 31,
	2018	2017
Portfolio occupancy	91.1%	92.1%
Mall portfolio	89.3%	90.5%
Same-center malls	89.5%	90.4%
Stabilized malls	89.5%	90.5%
Non-stabilized malls (1)	77.0%	92.7%
Associated centers	97.8%	97.7%
Community centers	97.4%	98.2%
(1)	Represents occupancy for The Outlet Shoppes at Laredo as of March 31, 2018 and The Outlet Shoppes of the Bluegrass as of March 31, 2017.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
Three Months Ended March 31, 2018
Stabilized Malls	(13.9)%
New leases	0.4%
Renewal leases	(16.0)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended March 31,			Three Months Ended March 31, 2018
	2018	2017	% Change	% Change
Stabilized mall same-center sales per square foot	$376	$375	0.3%	4.1%
Stabilized mall sales per square foot	$376	$372	1.1%	4.4%

DISPOSITIONS
During the quarter, CBL closed on the sale of Gulf Coast Town Center Phase III in Ft. Myers, FL, for a gross sales price of $9.0 million. CBL also completed the sale of various outparcel locations generating an aggregate $3.3 million in gross proceeds.

CBL has entered into a binding contract for the sale of Janesville Mall in Janesville, WI, for $18.0 million to RockStep Capital. The buyer has posted a significant non-refundable deposit. The disposition is expected to close summer 2018, subject to due diligence and customary closing conditions. CBL recorded an impairment charge of $18.1 million in the first quarter to write down the depreciated carrying value of the mall to its net sales price.

FINANCING ACTIVITY
In January, CBL retired the $37.5 million loan secured by Kirkwood Mall in Bismarck, ND, using availability on its lines of credit. The loan bore an interest rate of 5.75% and was scheduled to mature in April 2018.

DEVELOPMENT
In April, CBL commenced construction on the first phase of redevelopment of the former Sears building at Brookfield Square in Milwaukee, WI. The redevelopment will deliver new dining and entertainment options, including new-to-market entertainment concept, WhirlyBall, and BistroPlexSM from Marcus Theatres®, which combines dining and moviegoing in every auditorium. Planning is underway for additional phases of the redevelopment, which will include new dining options and other non-retail uses. More details will be announced over the coming months.

Anchor redevelopments completed and underway in 2018 include (complete project list can be found in the financial supplement):

	Prior Tenant	New Tenant
Brookfield Square	Sears	Marcus Theaters/Whirlyball
Eastland Mall	JCPenney	H&M, Outback, Planet Fitness
Frontier Mall	Sports Authority	Planet Fitness
Jefferson Mall	Macy's	Round 1
York Galleria	JCPenney	Marshalls

OUTLOOK AND GUIDANCE
CBL is maintaining 2018 FFO, as adjusted, guidance in the range of $1.70 - $1.80 per diluted share. Guidance incorporates a full-year budgeted impact of loss in rent related to 2017 tenant bankruptcies, store closures and rent adjustments net of expected new leasing as well as a reserve in the range of $10.0 - $20.0 million (the "Reserve") for potential future unbudgeted loss in rent from tenant bankruptcies, store closures or lease modifications that may occur in 2018. Based on bankruptcy and leasing activity year-to-date, including the impact of any co-tenancy, CBL expects to utilize $10.0 - $13.0 million of the Reserve.

Detail of assumptions underlying guidance follows:

	Low	High
2018 FFO, as adjusted, per share (Includes the Reserve)	$1.70	$1.80
2018 Change in Same-Center NOI ("SC NOI") (Includes the Reserve)	(6.75)%	(5.25)%
Reserve for unbudgeted lost rents included in SC NOI and FFO	$20.0 million	$10.0 million
Gain on outparcel sales	$7.0 million	$10.0 million
Estimated 2018 Dividend Per Common Share (1)	$0.80	$0.80
(1) Subject to Board approval

Reconciliation of GAAP net income to 2018 FFO, as adjusted, per share guidance:

	Low	High
Expected diluted earnings per common share	$0.04	$0.13
Adjust to fully converted shares from common shares	(0.01)	(0.01)
Expected earnings per diluted, fully converted common share	0.03	0.12
Add: depreciation and amortization	1.58	1.58
Less: gain on depreciable property	(0.01)	(0.01)
Add: loss on impairment	0.09	0.09
Add: noncontrolling interest in earnings of Operating Partnership	0.01	0.02
Expected FFO, as adjusted, per diluted, fully converted common share	$1.70	$1.80

INVESTOR CONFERENCE CALL AND WEBCAST
CBL Properties will host a conference call on Friday, April 27, 2018, at 11:00 a.m. ET. To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 3192915.  A replay of the conference call will be available through May 4, 2018, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10117542.
The Company will also provide an online webcast and rebroadcast of its first quarter 2018 earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Friday, April 27, 2018 beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call.
To receive the CBL Properties first quarter earnings release and supplemental information, please visit the Invest section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

ABOUT CBL PROPERTIES
Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 117 properties totaling 73.4 million square feet across 26 states, including 75 high-quality enclosed, outlet and open-air retail centers and 11 properties managed for third parties. CBL continuously strengthens its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties.  For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.
The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.
FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.

Same-center Net Operating Income
NOI is a supplemental non-GAAP measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of the Company's shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months Ended March 31, 2018
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
REVENUES:
Minimum rents	$150,361	$159,750
Percentage rents	2,043	2,389
Other rents	2,055	3,652
Tenant reimbursements	60,613	67,291
Management, development and leasing fees	2,721	3,452
Other	2,407	1,479
Total revenues	220,200	238,013
OPERATING EXPENSES:
Property operating	32,826	34,914
Depreciation and amortization	71,750	71,220
Real estate taxes	21,848	22,083
Maintenance and repairs	13,179	13,352
General and administrative	18,304	16,082
Loss on impairment	18,061	3,263
Other	94	—
Total operating expenses	176,062	160,914
Income from operations	44,138	77,099
Interest and other income	213	1,404
Interest expense	(53,767)	(56,201)
Gain on extinguishment of debt	—	4,055
Income tax benefit	645	800
Equity in earnings of unconsolidated affiliates	3,739	5,373
Income (loss) from continuing operations before gain on sales of real estate assets	(5,032)	32,530
Gain on sales of real estate assets	4,371	5,988
Net income (loss)	(661)	38,518
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	1,665	(3,690)
Other consolidated subsidiaries	(101)	(713)
Net income attributable to the Company	903	34,115
Preferred dividends	(11,223)	(11,223)
Net income (loss) attributable to common shareholders	$(10,320)	$22,892

Basic and diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.06)	$0.13
Weighted-average common and potential dilutive common shares outstanding	171,943	170,989

Dividends declared per common share	$0.200	$0.265

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2018

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Net income (loss) attributable to common shareholders	$(10,320)	$22,892
Noncontrolling interest in income (loss) of Operating Partnership	(1,665)	3,690
Depreciation and amortization expense of:
Consolidated properties	71,750	71,220
Unconsolidated affiliates	10,401	9,543
Non-real estate assets	(921)	(864)
Noncontrolling interests' share of depreciation and amortization	(2,166)	(1,979)
Loss on impairment, net of taxes	18,061	2,067
(Gain) loss on depreciable property	(2,236)	41
FFO allocable to Operating Partnership common unitholders	82,904	106,610
Litigation expenses (1)	—	43
Nonrecurring professional fees reimbursement (1)	—	(925)
Non-cash default interest expense (2)	916	1,307
Gain on extinguishment of debt (3)	—	(4,055)
FFO allocable to Operating Partnership common unitholders, as adjusted	$83,820	$102,980

FFO per diluted share	$0.42	$0.53

FFO, as adjusted, per diluted share	$0.42	$0.52

Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,694	199,281

(1) Litigation expense is included in general and administrative expense in the consolidated statements of operations. Nonrecurring professional fees reimbursement is included in interest and other income in the consolidated statements of operations.

(2) The three months ended March 31, 2018 includes default interest expense related to Acadiana Mall. The three months ended March 31, 2017 includes default interest expense related to Chesterfield Mall, Wausau Center and Midland Mall.

(3) The three months ended March 31, 2017 represents gain on extinguishment of debt related to the non-recourse loan secured by Midland Mall, which was conveyed to the lender in January 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2018

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended March 31,
	2018	2017
Diluted EPS attributable to common shareholders	$(0.06)	$0.13
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.40	0.39
Loss on impairment, net of taxes	0.09	0.01
Gain on depreciable property	(0.01)	—
FFO per diluted share	$0.42	$0.53

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended March 31,
	2018	2017
FFO allocable to Operating Partnership common unitholders	$82,904	$106,610
Percentage allocable to common shareholders (1)	86.10%	85.80%
FFO allocable to common shareholders	$71,380	$91,471

FFO allocable to Operating Partnership common unitholders, as adjusted	$83,820	$102,980
Percentage allocable to common shareholders (1)	86.10%	85.80%
FFO allocable to common shareholders, as adjusted	$72,169	$88,357

(1) Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 15.

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended March 31,
	2018	2017
Lease termination fees	$6,261	$247
Lease termination fees per share	$0.03	$—

Straight-line rental income (write-offs)	$(3,633)	$73
Straight-line rental income (write-offs) per share	$(0.02)	$—

Gains on outparcel sales	$2,147	$5,997
Gains on outparcel sales per share	$0.01	$0.03

Net amortization of acquired above- and below-market leases	$805	$1,218
Net amortization of acquired above- and below-market leases per share	$—	$0.01

Net amortization of debt premiums and discounts	$107	$623
Net amortization of debt premiums and discounts per share	$—	$—

Income tax benefit	$645	$800
Income tax benefit per share	$—	$—

Gain on extinguishment of debt	$—	$4,055
Gain on extinguishment of debt per share	$—	$0.02

Non-cash default interest expense	$(916)	$(1,307)
Non-cash default interest expense per share	$—	$(0.01)

Abandoned projects expense	$(94)	$—
Abandoned projects expense per share	$—	$—

Interest capitalized	$587	$839
Interest capitalized per share	$—	$—

Litigation expenses	$—	$(43)
Litigation expenses per share	$—	$—

Nonrecurring professional fees reimbursement	$—	$925
Nonrecurring professional fees reimbursement per share	$—	$—

	As of March 31,
	2018	2017
Straight-line rent receivable	$58,244	$67,029

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2018

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$(661)	$38,518

Adjustments:
Depreciation and amortization	71,750	71,220
Depreciation and amortization from unconsolidated affiliates	10,401	9,543
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,166)	(1,979)
Interest expense	53,767	56,201
Interest expense from unconsolidated affiliates	5,954	6,161
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,851)	(1,706)
Abandoned projects expense	94	—
Gain on sales of real estate assets	(4,371)	(5,988)
Loss on sales of real estate assets of unconsolidated affiliates	—	35
Gain on extinguishment of debt	—	(4,055)
Loss on impairment	18,061	3,263
Income tax benefit	(645)	(800)
Lease termination fees	(6,261)	(247)
Straight-line rent and above- and below-market lease amortization	2,828	(1,291)
Net income attributable to noncontrolling interests in other consolidated subsidiaries	(101)	(713)
General and administrative expenses	18,304	16,082
Management fees and non-property level revenues	(3,887)	(5,257)
Operating Partnership's share of property NOI	161,216	178,987
Non-comparable NOI	(6,420)	(12,954)
Total same-center NOI (1)	$154,796	$166,033
Total same-center NOI percentage change	(6.8)%

Same-center Net Operating Income
(Continued)

	Three Months Ended March 31,
	2018	2017
Malls	$138,931	$149,705
Associated centers	7,925	8,305
Community centers	6,006	6,188
Offices and other	1,934	1,835
Total same-center NOI (1)	$154,796	$166,033

Percentage Change:
Malls	(7.2)%
Associated centers	(4.6)%
Community centers	(2.9)%
Offices and other	5.4%
Total same-center NOI (1)	(6.8)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2018, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2018. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are either under major redevelopment, being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender, or minority interest properties in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2018 and 2017

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of March 31, 2018
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,110,446	$1,114,969	$4,225,415	$(17,730)	$4,207,685
Noncontrolling interests' share of consolidated debt	(76,785)	(5,403)	(82,188)	670	(81,518)
Company's share of unconsolidated affiliates' debt	529,722	67,754	597,476	(2,319)	595,157
Company's share of consolidated and unconsolidated debt	$3,563,383	$1,177,320	$4,740,703	$(19,379)	$4,721,324
Weighted-average interest rate	5.19%	3.23%	4.70%

	As of March 31, 2017
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,389,900	$1,149,563	$4,539,463	$(16,983)	$4,522,480
Noncontrolling interests' share of consolidated debt	(107,197)	(6,855)	(114,052)	903	(113,149)
Company's share of unconsolidated affiliates' debt	528,040	72,299	600,339	(2,651)	597,688
Company's share of consolidated and unconsolidated debt	$3,810,743	$1,215,007	$5,025,750	$(18,731)	$5,007,019
Weighted-average interest rate	5.28%	2.31%	4.56%

Debt-To-Total-Market Capitalization Ratio as of March 31, 2018
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,950	$4.17	$833,792
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			1,460,042
Company's share of total debt, excluding unamortized deferred financing costs			4,740,703
Total market capitalization			$6,200,745
Debt-to-total-market capitalization ratio			76.5%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on March 29, 2018. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2018 and 2017

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended March 31,
	Basic	Diluted
2018:
Weighted-average shares - EPS	171,943	171,943
Weighted-average Operating Partnership units	27,751	27,751
Weighted-average shares- FFO	199,694	199,694

2017:
Weighted-average shares - EPS	170,989	170,989
Weighted-average Operating Partnership units	28,292	28,292
Weighted-average shares- FFO	199,281	199,281

Dividend Payout Ratio

	Three Months Ended March 31,
	2018	2017
Weighted-average cash dividend per share	$0.20885	$0.27281
FFO, as adjusted, per diluted fully converted share	$0.42	$0.52
Dividend payout ratio	49.7%	52.5%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2018
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	March 31, 2018	December 31, 2017
ASSETS
Real estate assets:
Land	$808,228	$813,390
Buildings and improvements	6,688,716	6,723,194
	7,496,944	7,536,584
Accumulated depreciation	(2,496,629)	(2,465,095)
	5,000,315	5,071,489
Developments in progress	100,481	85,346
Net investment in real estate assets	5,100,796	5,156,835
Cash and cash equivalents	23,346	32,627
Receivables:
Tenant, net of allowance for doubtful accounts of $2,062 and $2,011 in 2018 and 2017, respectively	78,788	83,552
Other, net of allowance for doubtful accounts of $838 in 2018 and 2017	8,726	7,570
Mortgage and other notes receivable	8,677	8,945
Investments in unconsolidated affiliates	306,191	249,192
Intangible lease assets and other assets	164,613	166,087
	$5,691,137	$5,704,808

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$4,207,685	$4,230,845
Accounts payable and accrued liabilities	232,431	228,650
Total liabilities	4,440,116	4,459,495
Commitments and contingencies
Redeemable noncontrolling interests	6,365	8,835
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 172,656,783 and 171,088,778 issued and outstanding in 2018 and 2017, respectively	1,727	1,711
Additional paid-in capital	1,971,983	1,974,537
Dividends in excess of cumulative earnings	(822,173)	(836,269)
Total shareholders' equity	1,151,562	1,140,004
Noncontrolling interests	93,094	96,474
Total equity	1,244,656	1,236,478
	$5,691,137	$5,704,808

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2018

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	March 31, 2018	December 31, 2017
ASSETS:
Investment in real estate assets	$2,092,145	$2,089,262
Accumulated depreciation	(634,287)	(618,922)
	1,457,858	1,470,340
Developments in progress	44,379	36,765
Net investment in real estate assets	1,502,237	1,507,105
Other assets	195,692	201,114
Total assets	$1,697,929	$1,708,219

LIABILITIES:
Mortgage and other indebtedness, net	$1,246,902	$1,248,817
Other liabilities	40,862	41,291
Total liabilities	1,287,764	1,290,108

OWNERS' EQUITY:
The Company	214,387	216,292
Other investors	195,778	201,819
Total owners' equity	410,165	418,111
Total liabilities and owners’ equity	$1,697,929	$1,708,219

	Three Months Ended March 31,
	2018	2017
Total revenues	$57,181	$59,699
Depreciation and amortization	(19,787)	(20,629)
Operating expenses	(19,980)	(18,748)
Income from operations	17,414	20,322
Interest and other income	353	400
Interest expense	(12,458)	(12,838)
Loss on sales of real estate assets	—	(71)
Net income	$5,309	$7,813

	Company's Share for the Three Months Ended March 31,
	2018	2017
Total revenues	$29,621	$29,805
Depreciation and amortization	(10,401)	(9,543)
Operating expenses	(9,770)	(8,969)
Income from operations	9,450	11,293
Interest and other income	243	276
Interest expense	(5,954)	(6,161)
Loss on sales of real estate assets	—	(35)
Net income	$3,739	$5,373

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2018

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense and gain or loss on extinguishment of debt.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense
(Dollars in thousands)

Three Months Ended March 31,
2018	2017
Net income (loss)	$(661)	$38,518
Depreciation and amortization	71,750	71,220
Depreciation and amortization from unconsolidated affiliates	10,401	9,543
Interest expense	53,767	56,201
Interest expense from unconsolidated affiliates	5,954	6,161
Income taxes	(570)	50
Loss on impairment	18,061	3,263
(Gain) loss on depreciable property	(2,236)	41
EBITDAre (1)	156,466	184,997
Gain on extinguishment of debt	—	(4,055)
Abandoned projects	94	—
Net income attributable to noncontrolling interests in other consolidated subsidiaries	(101)	(713)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,166)	(1,979)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,851)	(1,706)
Company's share of Adjusted EBITDAre	$152,442	$176,544
(1) Includes $2,135 and $6,029 related to sales of non-depreciable real estate assets for the three months ended March 31, 2018 and 2017, respectively.

Interest Expense:
Interest expense	$53,767	$56,201
Interest expense from unconsolidated affiliates	5,954	6,161
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,851)	(1,706)
Company's share of interest expense	$57,870	$60,656

Ratio of Adjusted EBITDAre to Interest Expense	2.6	x	2.9	x

Reconciliation of Adjusted EBITDAre to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended March 31,
	2018	2017
Company's share of Adjusted EBITDAre	$152,442	$176,544
Interest expense	(53,767)	(56,201)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,851	1,706
Income taxes	570	(50)
Net amortization of deferred financing costs, debt premiums and discounts	1,709	1,113
Net amortization of intangible lease assets and liabilities	(475)	(748)
Depreciation and interest expense from unconsolidated affiliates	(16,355)	(15,704)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,166	1,979
Net income attributable to noncontrolling interests in other consolidated subsidiaries	101	713
Gains on outparcel sales	(2,135)	(6,029)
Equity in earnings of unconsolidated affiliates	(3,739)	(5,373)
Distributions of earnings from unconsolidated affiliates	4,011	3,995
Share-based compensation expense	2,314	1,912
Provision for doubtful accounts	2,041	1,744
Change in deferred tax assets	(629)	1,608
Changes in operating assets and liabilities	8,181	(2,333)
Cash flows provided by operating activities	$98,286	$104,876

Supplemental Financial And Operating Information
As of March 31, 2018

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
Acadiana Mall	Lafayette, LA		Apr-17		5.67%	$122,143	(1)	$122,143	$—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX		Apr-18		4.41%	6,580		—	6,580
Hickory Point Mall	Forsyth, IL		Dec-18	Dec-19	5.85%	27,446		27,446	—
Cary Towne Center	Cary, NC		Mar-19	Mar-21	4.00%	46,716		46,716	—
The Outlet Shoppes at Laredo	Laredo, TX		May-19	May-21	4.31%	82,447		—	82,447
Statesboro Crossing	Statesboro, GA		Jun-19		3.68%	10,805		—	10,805
Honey Creek Mall	Terre Haute, IN		Jul-19		8.00%	25,080		25,080	—
Volusia Mall	Daytona Beach, FL		Jul-19		8.00%	43,143		43,143	—
Greenbrier Mall	Chesapeake, VA		Dec-19	Dec-20	5.00%	70,126		70,126	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		4.16%	4,674		—	4,674
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,617		12,617	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	69,053		69,053	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.16%	9,662		—	9,662
Parkway Place	Huntsville, AL		Jul-20		6.50%	35,334		35,334	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	54,684		54,684	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	80,481		80,481	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	35,249		35,249	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	9,034		9,034	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	83,398		83,398	—
Fayette Mall	Lexington, KY		May-21		5.42%	156,132		156,132	—
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	46,114		46,114	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	67,513		67,513	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	118,554		118,554	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	66,201		66,201	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	110,879		110,879	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	18,340		18,340	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	64,401		64,401	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	60,714		60,714	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	34,726		34,726	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	74,340		74,340	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	72,891		72,891	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	38,209		38,209	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	103,853		103,853	—
Total Loans On Operating Properties						1,861,539		1,747,371	114,168
Weighted-average interest rate						5.26%		5.32%	4.24%

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity			Oct-19	Oct-20	2.86%	—		—	—
$100,000 capacity			Oct-19	Oct-20	2.86%	53,249		—	53,249
$500,000 capacity			Oct-20		2.86%	62,552		—	62,552
	SUBTOTAL					115,801		—	115,801

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable

Unsecured term loans:
$350,000 term loan			Oct-18	Oct-19	3.01%	350,000		—	350,000
$490,000 term loan			Jul-20	Jul-21	3.16%	490,000	(2)	—	490,000
$45,000 term loan			Jun-21	Jun-22	3.31%	45,000		—	45,000
	SUBTOTAL					885,000		—	885,000
Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(2,914)		(2,914)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(53)		(53)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(8,958)		(8,958)	—
	SUBTOTAL					1,363,075		1,363,075	—

Total Consolidated Debt						$4,225,415	(3)	$3,110,446	$1,114,969
Weighted-average interest rate						4.80%		5.37%	3.20%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Hammock Landing - Phase I	West Melbourne, FL		Apr-18	Feb-19	3.66%	$21,048		$—	$21,048
Hammock Landing - Phase II	West Melbourne, FL		Apr-18	Feb-19	3.66%	8,129		—	8,129
The Pavilion at Port Orange	Port Orange, FL		Apr-18	Feb-19	3.66%	28,439		—	28,439
CoolSprings Galleria	Nashville, TN		Jun-18		6.98%	48,969		48,969	—
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	13,900		13,900	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,605	(4)	10,605	—
York Town Center	York, PA		Feb-22		4.90%	16,276		16,276	—
York Town Center - Pier 1	York, PA		Feb-22		4.44%	646		—	646
West County Center	St. Louis, MO		Dec-22		3.40%	90,839		90,839	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	48,124		48,124	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	29,744	(5)	29,744	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	56,159		56,159	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,710		2,710	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	136,994		136,994	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	45,402		45,402	—
	SUBTOTAL					587,984	(3)	529,722	58,262

Plus CBL's Share of Unconsolidated Affiliates' Construction Loans:
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.61%	9,399		—	9,399
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		4.41%	93		—	93
	SUBTOTAL					9,492		—	9,492

CBL's Share of Unconsolidated Affiliates' Debt:						597,476		529,722	67,754

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
Statesboro Crossing	Statesboro, GA	50%	Jun-19		3.68%	(5,403)		—	(5,403)
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(1,009)		(1,009)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(723)		(723)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,467)		(1,467)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,585)		(18,585)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(25,512)		(25,512)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(19,104)		(19,104)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,385)		(10,385)	—
						(82,188)		(76,785)	(5,403)

Company's Share Of Consolidated And Unconsolidated Debt						$4,740,703	(3)	$3,563,383	$1,177,320
Weighted-average interest rate						4.70%		5.19%	3.23%

Total Debt of Unconsolidated Affiliates:
Hammock Landing - Phase I	West Melbourne, FL		Apr-18	Feb-19	3.66%	$42,097		$—	$42,097
Hammock Landing - Phase II	West Melbourne, FL		Apr-18	Feb-19	3.66%	16,257		—	16,257
The Pavilion at Port Orange	Port Orange, FL		Apr-18	Feb-19	3.66%	56,878		—	56,878
CoolSprings Galleria	Nashville, TN		Jun-18		6.98%	97,939		97,939	—
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	139,000		139,000	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,605	(4)	10,605	—
York Town Center	York, PA		Feb-22		4.90%	32,551		32,551	—
York Town Center - Pier 1	York, PA		Feb-22		4.44%	1,292		—	1,292
West County Center	St. Louis, MO		Dec-22		3.40%	181,677		181,677	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	96,249		96,249	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	45,761	(5)	45,761	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	112,317		112,317	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,420		5,420	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	273,988		273,988	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	69,850		69,850	—
	SUBTOTAL					1,241,881		1,125,357	116,524

Total Construction Loans of Unconsolidated Affiliates
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.61%	9,399		—	9,399
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		4.41%	93		—	93
	SUBTOTAL					9,492		—	9,492

						$1,251,373		$1,125,357	$126,016
Weighted-average interest rate						4.03%		4.06%	3.74%

(1)	The non-recourse loan matured in 2017 and is in default and receivership. The lender has initiated foreclosure proceedings.

(2)	$190,000 of the $490,000 unsecured term loan is due July 2018, and the remainder will be due July 2020 with a final extended maturity date of July 2021.

(3)	See page 14 for unamortized deferred financing costs.

(4)
The joint venture has an interest rate swap on a notional amount of $10,605, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(5)
The joint venture has an interest rate swap on a notional amount of $45,761, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2018

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$122,143	(1)	$—	$—	$122,143	2.57%	5.67%
2018	196,580		48,969	—	245,549	5.18%	3.96%
2019	461,148		57,616	(5,403)	513,361	10.83%	3.92%
2020	367,277		24,505	(1,009)	390,773	8.24%	4.87%
2021	907,084		—	(723)	906,361	19.12%	4.59%
2022	518,815		117,253	(1,467)	634,601	13.38%	4.54%
2023	524,340		107,868	(18,585)	613,623	12.95%	4.89%
2024	372,891		58,869	(25,512)	406,248	8.58%	4.46%
2025	38,209		136,994	(19,104)	156,099	3.29%	4.07%
2026	728,853		45,402	(10,385)	763,870	16.12%	5.62%
Face Amount of Debt	4,237,340		597,476	(82,188)	4,752,628	100.26%	4.70%
Discounts	(11,925)		—	—	(11,925)	(0.25)%	—%
Total	$4,225,415		$597,476	$(82,188)	$4,740,703	100.01%	4.70%

Based on Original Maturity Dates:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$122,143	(1)	$—	$—	$122,143	2.57%	5.67%
2018	574,026		120,485	—	694,511	14.65%	3.53%
2019	336,240		—	(5,403)	330,837	6.86%	4.93%
2020	543,902		20,004	(1,009)	562,897	11.87%	4.15%
2021	522,921		—	(723)	522,198	11.01%	5.40%
2022	473,815		107,854	(1,467)	580,202	12.24%	4.63%
2023	524,340		107,868	(18,585)	613,623	12.95%	4.89%
2024	372,891		58,869	(25,512)	406,248	8.58%	4.46%
2025	38,209		136,994	(19,104)	156,099	3.29%	4.07%
2026	728,853		45,402	(10,385)	763,870	16.12%	5.62%
Face Amount of Debt	4,237,340		597,476	(82,188)	4,752,628	100.14%	4.70%
Discounts	(11,925)		—	—	(11,925)	(0.25)%	—%
Total	$4,225,415		$597,476	$(82,188)	$4,740,703	99.89%	4.70%

(1)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2018

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	52%
Unsecured indebtedness to unencumbered asset value	< 60%	48%	(1)
Unencumbered NOI to unsecured interest expense	> 1.75x	3.1x
EBITDA to fixed charges (debt service)	> 1.5x	2.3x

(1)
The debt covenant limits the total amount of unsecured indebtedness the Company may have outstanding, which varies over time based on the ratio. Based on the Company’s outstanding unsecured indebtedness as of March 31, 2018, the total amount available to the Company to borrow on its lines of credit was $402,222 less than the total capacity of the lines of credit resulting in total availability of $581,977 as of March 31, 2018.

Senior Unsecured Notes Compliance Ratios	Required		Actual
Total debt to total assets	< 60%		51%
Secured debt to total assets	< 45%	(1)	22%
Total unencumbered assets to unsecured debt	> 150%		211%
Consolidated income available for debt service to annual debt service charge	> 1.5x		2.9x

(1)
On January 1, 2020 and thereafter, secured debt to total assets must be less than 40% for the 2023 Notes and the 2024 Notes. The required ratio of secured debt to total assets for the 2026 Notes is 40% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2018

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Three Months Ended 3/31/18 (3)
	3/31/18	3/31/17	3/31/18	3/31/17
Unencumbered consolidated properties:
Tier 1 Malls	$416	$421	94.2%	94.7%	22.6%
Tier 2 Malls	339	340	89.3%	88.6%	52.2%
Tier 3 Malls	281	285	86.3%	87.3%	13.4%
Total Malls	$344	$347	89.6%	89.5%	88.2%

Total Associated Centers	N/A	N/A	97.3%	96.9%	7.3%

Total Community Centers	N/A	N/A	97.5%	99.0%	3.2%

Total Office Buildings and Other	N/A	N/A	88.4%	90.3%	1.3%

Total Unencumbered Consolidated Portfolio	$344	$347	91.4%	91.3%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)	Our consolidated unencumbered properties generated approximately 59.7% of total consolidated NOI of $141,193,310 (which excludes NOI related to dispositions) for the three months ended March 31, 2018.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2018

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/18 (3)
			3/31/18	3/31/17	3/31/18	3/31/17
Coastal Grand	Myrtle Beach, SC	1,036,835
CoolSprings Galleria	Nashville, TN	1,164,923
Cross Creek Mall	Fayetteville, NC	1,022,590
Fayette Mall	Lexington, KY	1,158,006
Friendly Center and The Shops at Friendly	Greensboro, NC	1,340,384
Hamilton Place	Chattanooga, TN	1,153,362
Jefferson Mall	Louisville, KY	885,782
Mall del Norte	Laredo, TX	1,199,539
Northwoods Mall	North Charleston, SC	778,445
Oak Park Mall	Overland Park, KS	1,599,247
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,072
St. Clair Square	Fairview Heights, IL	1,076,904
Sunrise Mall	Brownsville, TX	802,906
West County Center	Des Peres, MO	1,197,856
West Towne Mall	Madison, WI	855,133
Total Tier 1 Malls		16,537,936	$450	$445	92.9%	93.9%	35.8%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/18 (3)
			3/31/18	3/31/17	3/31/18	3/31/17
Arbor Place	Atlanta (Douglasville), GA	1,161,931
Asheville Mall	Asheville, NC	973,344
Burnsville Center	Burnsville, MN	1,045,714
CherryVale Mall	Rockford, IL	844,383
Dakota Square Mall	Minot, ND	804,388
East Towne Mall	Madison, WI	801,248
EastGate Mall	Cincinnati, OH	847,550
Frontier Mall	Cheyenne, WY	519,271
Governor's Square	Clarksville, TN	684,157
Greenbrier Mall	Chesapeake, VA	897,067
Hanes Mall	Winston-Salem, NC	1,499,645
Harford Mall	Bel Air, MD	505,559
Honey Creek Mall	Terre Haute, IN	676,327
Imperial Valley Mall	El Centro, CA	826,623
Kirkwood Mall	Bismarck, ND	860,914
Laurel Park Place	Livonia, MI	496,877
Layton Hills Mall	Layton, UT	482,156
Mayfaire Town Center	Wilmington, NC	638,192
Meridian Mall	Lansing, MI	943,904
Northgate Mall	Chattanooga, TN	796,254

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/18 (3)
			3/31/18	3/31/17	3/31/18	3/31/17
Northpark Mall	Joplin, MO	950,860
Old Hickory Mall	Jackson, TN	542,004
The Outlet Shoppes at Laredo (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	563,778
Parkdale Mall	Beaumont, TX	1,290,966
Parkway Place	Huntsville, AL	648,220
Pearland Town Center	Pearland, TX	686,252
Post Oak Mall	College Station, TX	788,240
Richland Mall	Waco, TX	693,450
South County Center	St. Louis, MO	1,028,437
Southpark Mall	Colonial Heights, VA	672,975
Turtle Creek Mall	Hattiesburg, MS	845,571
Valley View Mall	Roanoke, VA	864,373
Volusia Mall	Daytona Beach, FL	1,047,004
WestGate Mall	Spartanburg, SC	954,774
Westmoreland Mall	Greensburg, PA	978,599
York Galleria	York, PA	757,780
Total Tier 2 Malls		29,976,909	$344	$345	88.3%	89.3%	50.8%

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/18 (3)
			3/31/18	3/31/17	3/31/18	3/31/17
Alamance Crossing	Burlington, NC	904,704
Brookfield Square	Brookfield, WI	997,820
Eastland Mall	Bloomington, IL	751,430
Janesville Mall	Janesville, WI	600,137
Kentucky Oaks Mall	Paducah, KY	893,943
Mid Rivers Mall	St. Peters, MO	1,029,754
Monroeville Mall	Pittsburgh, PA	983,948
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Southaven Towne Center	Southaven, MS	559,379
Stroud Mall	Stroudsburg, PA	414,552
Total Tier 3 Malls		7,385,604	$274	$279	84.0%	85.8%	9.9%

Total Mall Portfolio		53,900,449	$376	$375	89.3%	90.4%	96.5%

Mall Portfolio Statistics (continued)

Excluded Malls (5)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/18 (3)
				3/31/18	3/31/17	3/31/18	3/31/17
Lender Mall:
Acadiana Mall	Lafayette, LA		991,339

Other Excluded Malls:
Cary Towne Center	Repositioning	Cary, NC	903,900
Hickory Point Mall	Repositioning	Forsyth, IL	741,648
Triangle Town Center	Minority Interest	Raleigh, NC	1,255,435
			2,900,983

Total Excluded Malls			3,892,322	N/A	N/A	N/A	N/A	3.5%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.

(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(3)	Based on total mall NOI of $145,128,026 for the malls listed in the table above for the three months ended March 31, 2018.

(4)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot. The mall opened in April 2017 and is included in Tier 2 based on a projection of 12-month sales.

(5)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•
Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the property, we have determined that the property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2018

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
All Property Types (1)	700,786	$41.36	$34.99	(15.4)%	$35.70	(13.7)%
Stabilized malls	685,194	41.65	35.17	(15.6)%	35.88	(13.9)%
New leases	93,206	40.20	38.24	(4.9)%	40.37	0.4%
Renewal leases	591,988	41.88	34.69	(17.2)%	35.18	(16.0)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

Operating Portfolio:			As of March 31,
New leases	241,439		2018	2017
Renewal leases	853,481	Same-center stabilized malls	$32.66	$32.75
Development Portfolio:		Stabilized malls	32.66	32.76
New leases	84,604	Non-stabilized malls (4)	26.14	25.65
Total leased	1,179,524	Associated centers	13.74	13.74
		Community centers	15.99	15.98
		Office buildings	19.39	19.03

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2018, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo as of March 31, 2018 and The Outlet Shoppes of the Bluegrass as of March 31, 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2018

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Three Months Ended March 31, 2018 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2018:
New	53	151,864	7.77	$40.61	$42.52	$41.13	$(0.52)	(1.3)%	$1.39	3.4%
Renewal	323	1,035,853	3.05	32.26	32.69	38.65	(6.39)	(16.5)%	(5.96)	(15.4)%
Commencement 2018 Total	376	1,187,717	3.72	33.33	33.95	38.97	(5.64)	(14.5)%	(5.02)	(12.9)%

Commencement 2019:
New	1	6,149	10.00	50.34	52.43	14.64	35.70	243.9%	37.79	258.1%
Renewal	37	148,122	3.95	40.00	40.33	41.34	(1.34)	(3.2)%	(1.01)	(2.4)%
Commencement 2019 Total	38	154,271	4.11	40.41	40.81	40.27	0.14	0.3%	0.54	1.3%

Total 2018/2019	414	1,341,988	3.75	$34.14	$34.73	$39.12	$(4.98)	(12.7)%	$(4.39)	(11.2)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2018

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	137	821,025	4.10%
2	Signet Jewelers Limited (3)	178	259,266	2.82%
3	Foot Locker, Inc.	113	526,388	2.57%
4	Ascena Retail Group, Inc. (4)	168	862,393	2.20%
5	AE Outfitters Retail Company	65	401,004	1.96%
6	Dick's Sporting Goods, Inc. (5)	26	1,467,861	1.84%
7	Genesco Inc. (6)	168	274,494	1.84%
8	The Gap, Inc.	54	643,431	1.40%
9	Luxottica Group, S.P.A. (7)	113	253,520	1.36%
10	Express Fashions	40	331,347	1.25%
11	H&M	40	839,713	1.23%
12	Finish Line, Inc.	48	248,490	1.20%
13	Forever 21 Retail, Inc.	20	410,070	1.19%
14	Sears, Roebuck and Co. (8)	40	5,694,802	1.13%
15	The Buckle, Inc.	46	237,790	1.11%
16	Abercrombie & Fitch, Co.	45	299,937	1.01%
17	Charlotte Russe Holding, Inc.	43	273,890	1.00%
18	JC Penney Company, Inc. (9)	49	5,881,263	0.99%
19	Shoe Show, Inc.	40	506,323	0.84%
20	Barnes & Noble Inc.	19	579,660	0.83%
21	Cinemark	9	467,230	0.82%
22	Hot Topic, Inc.	90	200,756	0.77%
23	Best Buy Co., Inc. (10)	46	454,825	0.77%
24	Claire's Stores, Inc.	86	109,330	0.76%
25	The Children's Place Retail Stores, Inc.	48	210,243	0.74%
		1,731	22,255,051	35.73%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Gordon's Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Silver & Gold Connection, Ultra Diamonds and Zales.

(4)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT, Lou & Grey and Maurices.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy.
(6)	Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's and Underground by Journeys.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)
In 2017, the Company acquired five Sears locations (which are included in the table above) located at its malls, for future redevelopment. Of the 40 stores in the Company's portfolio, Sears owns 23 and Seritage Growth Properties owns 3. One store is included in the above chart as Sears remains obligated for rent under the respective lease.

(9)	JC Penney Co., Inc. owns 30 of these stores.
(10)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile. Best Buy has announced all Best Buy Mobile stores will close by May 31, 2018, which includes 36 stores in the chart above.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2018

Capital Expenditures
(In thousands)

	Three Months Ended March 31,
	2018	2017
Tenant allowances (1)	$15,124	$9,516

Renovations (2)	563	502

Deferred maintenance: (3)
Parking lot and parking lot lighting	344	1,825
Roof repairs and replacements	1,625	614
Other capital expenditures	5,878	5,215
Total deferred maintenance expenditures	7,847	7,654

Total capital expenditures	$23,534	$17,672

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2018	2017
Quarter ended:
March 31,	$1,810	$492
June 30,		794
September 30,		544
December 31,		565
	$1,810	$2,395

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2018

Property Opened During the Three Months Ended March 31, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Opening Date	Initial Unleveraged Yield
Mall Expansion
Parkdale Mall - Restaurant Addition	Beaumont, TX	100%	4,700	$1,315	$1,392	$249	Feb-18/ Mar-18	10.4%

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.

Redevelopment Completed During the Three Months Ended March 31, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopment:
Frontier Mall - Sports Authority Redevelopment (Planet Fitness)	Cheyenne, WY	100%	24,750	$1,385	$624	$402	Feb-18	29.8%

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at March 31, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Expected Opening Date	Initial Unleveraged Yield
Other Developments:
EastGate Mall - CubeSmart Self-storage (3) (4)	Cincinnati, OH	50%	93,501	$4,514	$1,198	$344	Summer-18	9.9%
Laurel Park Place - Panera Bread (4)	Livonia, MI	100%	4,500	1,772	1,463	223	Summer-18	9.7%
The Shoppes at Eagle Point (5)	Cookeville, TN	50%	233,715	45,130	26,447	3,057	Fall-18	8.2%
			331,716	51,416	29,108	3,624

Mall Redevelopments:
Brookfield Square - Sears Redevelopment (Whirlyball/ Marcus Theaters) (6)	Brookfield, WI	100%	125,467	28,495	2,477	1,891	Spring-19	10.2%
Eastland Mall - JC Penney Redevelopment (H&M/Outback/Planet Fitness)	Bloomington, IL	100%	52,827	10,999	2,599	2,107	Fall-18	6.3%
East Towne Mall - Flix Brewhouse	Madison, WI	100%	40,795	9,966	7,010	1,128	Spring-18	8.4%
East Towne Mall - Portillo's	Madison, WI	100%	9,000	3,043	623	102	Winter-18	7.8%
Friendly Center - O2 Fitness	Greensboro, NC	50%	27,048	2,285	471	355	Winter-19	10.3%

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Expected Opening Date	Initial Unleveraged Yield
Northgate Mall - Sears Auto Center Redevelopment (Aubrey's/Panda Express)	Chattanooga, TN	100%	7,500	1,797	352	171	Winter-18	7.6%
Volusia Mall - Sears Auto Center Redevelopment (Bonefish Grill/Casual Pint/Metro Diner)	Daytona Beach, FL	100%	23,341	9,632	1,822	695	Winter-18	8.2%
York Galleria - Partial JC Penney Redevelopment (Marshalls)	York, PA	100%	21,026	2,870	2,213	1,736	Winter-18	11.0%
			307,004	69,087	17,567	8,185

Total Properties Under Development			638,720	$120,503	$46,675	$11,809

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) Yield is based on the expected yield of the stabilized project.
(4) Outparcel development adjacent to the mall.
(5) The Company will fund 100% of the required equity contribution so costs in the above table are shown at 100%. A portion of the community center project will be funded through a construction loan with a total borrowing capacity of $36,400.

(6) The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears building in 2017.

Shadow Development Pipeline at March 31, 2018
(Dollars in thousands)

Property	Location	CBL Ownership Interest	Total Project Square Feet	CBL's Share of Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Mall Expansions:
Hanes Mall - Dave & Buster's	Winston-Salem, NC	100%	40,000 - 50,000	$5,000 - $7,000	Winter-19	10.0% - 12.0%
Jefferson Mall - Macy's Redevelopment (Round 1)	Louisville, KY	100%	45,000 - 55,000	9,000 - 10,000	Winter-18	6.0% - 8.0%
Total Shadow Pipeline			85,000 - 105,000	$14,000 - $17,000

(1) Total Cost is presented net of reimbursements to be received.